UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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United Natural Foods, Inc.
(Name of Registrant as Specified in its Charter)

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UNITED NATURAL FOODS, INC.
313 Iron Horse Way
Providence, Rhode Island 02908

SUPPLEMENT TO PROXY STATEMENT
For the Annual Meeting of Stockholders
To Be Held On December 13, 2017
This supplement to proxy statement (this “Supplement”) supplements the definitive proxy statement (the “Proxy Statement”) for the Annual Meeting of Stockholders to be held on December 13, 2017 (the “Annual Meeting”) of United Natural Foods, Inc. (the “Company,” “we,” “us,” or “our”) dated November 3, 2017 as filed with the Securities and Exchange Commission (the “SEC”), which was previously made available to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”).
The Annual Meeting will be held on Wednesday, December 13, 2017 at 4:00 p.m. (eastern standard time) at the Providence Marriott Downtown, 1 Orms Street, Providence, RI 02904, and any adjournments or postponements of the Annual Meeting, and on the Internet through a virtual web conference at www.virtualshareholdermeeting.com/unfi2017. The Board is soliciting proxies for the purposes set forth in the Notice of Annual Meeting of Stockholders mailed to you on or about November 3, 2017. Only stockholders of record on our books at the close of business on Monday, October 16, 2017 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournments or postponements of the annual meeting.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on December 13, 2017:

As outlined on the notice we mailed to you on or about November 3, 2017 (the “Notice of Proxy Availability”), the Proxy Statement, proxy card and Annual Report to Stockholders for the fiscal year ended July 29, 2017 are available on the Internet at http://www.proxyvote.com.

THIS SUPPLEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. This Supplement is being first made available to stockholders of record as of the Record Date on or about December 5, 2017.

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SUPPLEMENTAL DISCLOSURE

In Proposal 4 of the Proxy Statement, the Board recommended that you approve the United Natural Foods, Inc. Second Amended and Restated 2012 Equity Incentive Plan (the “Second Amended and Restated Equity Incentive Plan”). After further review and consideration regarding the proposed Second Amended and Restated Equity Incentive Plan, including review of the report issued by Institutional Shareholder Services regarding Proposal 4, on December 4, 2017, the Board adopted amendments to the proposed Second Amended and Restated Equity Incentive Plan to (i) reduce the additional number of shares of common stock of the Company to be made available for issuance under the proposed Second Amended and Restated Equity Incentive Plan from 2,500,000 shares to 1,800,000 shares and (ii) to add a provision making clear that dividends and dividend equivalents shall not be paid or accrued on stock options. The complete text of the proposed Second Amended and Restated Equity Incentive Plan, as amended for the changes described in the preceding sentence, is attached as Appendix A to this Supplement.
The following paragraphs reflect the revisions of specified portions of the Proxy Statement being made by this Supplement. Blacklining is included to highlight the changes from the original text of the Proxy Statement. Bold, underlined text represents new text that was not in the Proxy Statement that is being added to the Proxy Statement by this Supplement and text that is crossed out represents text that is being deleted from the Proxy Statement by this Supplement.

1.	On page 58 of the Proxy Statement, the first section under the heading “Background” entitled “Amendments Proposed” is restated as follows:
Amendments Proposed. Our Board of Directors has adopted, effective as of December 4, 2017~~October 27, 2017~~, and recommends that you approve the United Natural Foods, Inc. Second Amended and Restated 2012 Equity Incentive Plan (the “Second Amended and Restated Equity Incentive Plan”). The United Natural Foods, Inc. 2012 Equity Incentive Plan (the "Original Plan") was initially approved by our stockholders on December 12, 2012 at our 2012 annual meeting of stockholders and was subsequently amended and restated on December 16, 2015 at our 2015 annual meeting of stockholders (the "Original Amended and Restated Plan"). The key revisions to the Original Amended and Restated Plan as reflected in the Second Amended and Restated Equity Incentive Plan are as follows:

•	increase the number of shares available for issuance under the Original Amended and Restated Plan by 1,800,000~~2,500,000~~ shares, all of which shares may be issued as full value awards;

•
add specific provisions to the Original Amended and Restated Plan providing that while dividends or dividend equivalent rights may accrue or be paid into escrow on shares of restricted stock and restricted share units prior to the vesting of such awards, a participant will forfeit any dividends (or dividend equivalent rights) paid on such awards that do not thereafter vest; ~~and~~

•	add specific provisions to the Original Amended and Restated Plan providing that dividends and dividend equivalents shall not be paid or accrued on stock options; and

•
extend the minimum one-year vesting period required under the Original Amended and Restated Plan with respect to certain awards to all awards under the Second Amended and Restated Equity Incentive Plan with an exception to this requirement for not more than 5% of the shares reserved for issuance under the Second Amended and Restated Equity Incentive Plan.

NASDAQ rules require us to obtain stockholder approval of material amendments to equity compensation plans, such as the increase in shares available for issuance under the Original Amended and Restated Plan.

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2.	On page 58 of the Proxy Statement, the second section under the heading “Background” entitled “Available Shares and Outstanding Awards” is restated as follows:
Available Shares and Outstanding Awards. As of December 4, 2017~~October 16, 2017~~, assuming 100% of outstanding full value, time-based vesting awards vest and all full value, performance-based vesting awards vest at target level performance, 771,784~~758,735~~ shares were available for future grant under the Original Amended and Restated Plan (with only 131,296~~115,345~~ of such shares available for issuance as full value awards).

The following table displays the number of full value awards and stock options outstanding as of the last day of each of the Company’s most recently completed three fiscal years and as of December 4, 2017~~October 16, 2017~~ as well as additional information with respect to the average exercise price and remaining term for stock options, along with the shares available for issuance under the Original Plan and the Original Amended and Restated Plan as of such dates and the total number of the Company’s shares then outstanding:

Fiscal Year	Options Outstanding	Weighted Average Exercise Price of Stock Options	Weighted Average Remaining Term (years)	Full Value Awards Outstanding	Shares Available for Issuance	Common Shares Outstanding
2015	444,516	$46.97	6.1	621,232	761,493	50,096,308
2016	343,629	$49.13	5.8	733,797	2,354,570	50,383,397
2017	328,689	$49.52	5.0	1,270,111	1,389,248	50,622,148
Current	130,457	$62.28	6.9	1,595,504 ~~1,694,848~~	771,784 ~~758,735~~	50,401,152 ~~50,921,462~~
New Shares					1,800,000 ~~2,500,000~~

(1)	As reported in the Company’s Annual Report on Form 10-K or proxy statement for the applicable fiscal year.

(2)
Includes 361,390 shares that could be issued if currently outstanding performance units are earned and settled in shares of the Company’s common stock at target level of performance. For more information regarding these performance units, see “Executive Compensation - Compensation Discussion and Analysis - Long-term Equity Based Incentive Program” and “Executive Compensation - Compensation Discussion and Analysis - Fiscal 2018 Compensation Changes.”

3.	On page 59 of the Proxy Statement the first full sentence appearing below the table in the section under the heading "Background" entitled “Grant Practices” is restated as follows:

From July 30, 2017 through December 4, 2017~~October 16, 2017~~, the Company granted 565,290~~561,800~~ restricted stock units with time-based vesting and 56,926~~42,684~~ previously awarded time-based vesting restricted stock units were forfeited.

4.	On page 61 of the Proxy Statement, the first three paragraphs are restated as follows:
In addition to the above-described performance units, from July 30, 2017 through December 4, 2017~~October 16, 2017~~, the Company granted 109,100 performance units (at target level of performance) with performance metrics tied to our adjusted ROIC, adjusted EBITDA, and for our covered officers (as defined in Section 162(m) of the Code), diluted EPS for fiscal 2019, which may be adjusted upward or downward based on the Company's actual performance and on how our common stock price performs relative to the S&P Mid Cap 400 Index over the two-year performance period.
There have been no performance units granted in fiscal 2018, through December 4, 2017~~October 16, 2017~~, that have a performance period that is less than one full fiscal year.
In determining to adopt the Second Amended and Restated Equity Incentive Plan and recommend the Second Amended and Restated Equity Incentive Plan for stockholder approval, the Board considered various factors, including the following:

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•
As of December 4, 2017~~October 16, 2017~~, assuming all outstanding performance share units vest at 100% of target performance, approximately 771,784~~758,735~~ shares remain available for grant under the Original Amended and Restated Plan with 131,296~~118,247~~ “full-value” awards available for issuance. Based on historical usage, the current share price of our common stock and expected practices (including the Compensation Committee's recent practice of not granting stock options as part of our equity incentive program), and noting that future circumstances may require the Company to make changes to its expected practices, the Company estimates that the existing shares available for grant as full value awards under the Original Amended and Restated Plan would be sufficient to make equity grants (and settle previously issued performance-based equity awards) for only the remainder of fiscal 2018.

•
If the Second Amended and Restated Equity Incentive Plan is approved, the Company would have 1,800,000~~2,500,000~~ additional shares authorized for issuance for future awards under the plan, with all of them available for issuance as full value awards.

•
The additional shares to be authorized for grant under the Second Amended and Restated Equity Incentive Plan would be dilutive to stockholders by 3.6%~~5.4%~~ based on the outstanding shares as of December 4, 2017~~October 16, 2017~~.

•
Based on historical usage and the~~current~~ share price of our common stock as of December 1, 2017, the Company estimates that the additional 1,800,000~~2,500,000~~ shares to be authorized for grant under the Second Amended and Restated Equity Incentive Plan, if approved by the Company’s stockholders, should be sufficient for the Company to make equity grants for approximately the next 2 to 3 years, assuming the Company continues to grant awards consistent with its historical usage (excluding one-time, special awards) and expected practices, and noting that future circumstances may require us to make changes to our expected practices.

•
The Company’s stock price performance and certain special retention awards that we deemed important in order to retain and align key talent with our long-term strategy were not contemplated at the time of stockholder approval of the Original Amended and Restated Plan caused the Company to use the shares reserved for issuance under the Original Amended and Restated Plan more quickly than the Board had anticipated at the time the Original Amended and Restated Plan was submitted to the Company’s stockholders for their approval.

•
The Compensation Committee’s decision to transition away from the use of stock options as a part of the Company’s core equity incentive program has caused a significant number of shares remaining available for issuance under the Original Amended and Restated Plan to likely go unused as stock options are not expected to be used in a meaningful amount in the foreseeable future.

5.	On Page 62 of the Proxy Statement, the paragraph entitled “Shares Subject to the Second Amended and Restated Equity Incentive Plan” is restated as follows:
Shares Subject to the Second Amended and Restated Equity Incentive Plan.    The maximum number of shares of our common stock that may be issued pursuant to awards under the Second Amended and Restated Equity Incentive Plan following its approval by the stockholders shall not exceed the sum of (i) 1,800,000~~2,500,000~~ Shares, plus (ii) 771,784~~758,735~~, the number of shares available for grant under the Original Amended and Restated Plan as of the end of the day that the Second Amended and Restated Equity Incentive Plan was approved by the Board. As described above, although 771,784~~758,735~~ shares remained available for issuance under the Original Amended and Restated Plan as of December 4, 2017~~October 16, 2017~~, only 131,296~~118,247~~ of these shares remain available for issuance as full-value awards and a portion of those shares may be required to be issued in settlement of performance-based vesting restricted stock unit awards outstanding but unvested as of the date hereof. The maximum number of new awards that we may issue as restricted shares or restricted share units (i.e., full-value awards) if the Second Amended and Restated Equity Incentive Plan is approved is 1,931,296~~2,618,247~~ plus any earlier awards of full-value awards issued under the Original Plan or the Original Amended and Restated Plan that expire, terminate, are settled in cash, are forfeited or canceled for any reason without the delivery of shares. The maximum number of shares with respect to which incentive stock options may be granted under the Second Amended and Restated Equity Incentive Plan is 250,000. Each share issued pursuant to an award will reduce the share reserve by one share. If any award granted under the Second Amended and Restated Equity Incentive Plan, the Original Plan or the Original Amended and Restated Plan expires, terminates, is settled in cash (in whole or in part, including, except with respect to shares utilized to cover tax withholding) or otherwise is forfeited or canceled for any reason without the

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delivery of shares, the shares no longer subject to such award will again be available for awards under the Second Amended and Restated Equity Incentive Plan. Notwithstanding the foregoing, if a stock option or SAR is exercised, in whole or in part, by tender of shares or if our tax withholding obligation for any award under the Second Amended and Restated Equity Incentive Plan is satisfied by withholding shares, the number of shares deemed to have been issued under the Second Amended and Restated Equity Incentive Plan will be the number of shares that were subject to the award or portion thereof and not the net number of shares actually issued. The number of shares subject to the Second Amended and Restated Equity Incentive Plan may be adjusted in the event of certain changes in our capital structure.

6.	On Page 65 of the Proxy Statement, the paragraph entitled “Term and Amendment” is restated as follows:
Term and Amendment.    No new awards may be granted under the Second Amended and Restated Equity Incentive Plan after the tenth anniversary of its adoption by the Board, December 4, 2017~~October 27, 2017~~. The Board may amend, alter, suspend, discontinue or terminate the Second Amended and Restated Equity Incentive Plan at any time; however, no amendment, alteration, suspension, discontinuation or termination may be made without stockholder approval if approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

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The Board recommends a vote “FOR” Proposal 4, as supplemented by this Supplement, to approve the United Natural Foods, Inc. Second Amended and Restated 2012 Equity Incentive Plan. Proxies received by the Board will be voted “FOR” the proposal, as supplemented by this Supplement, unless a contrary choice is specified in the proxy.

If you have voted or hereafter vote with respect to Proposal 4, such vote will constitute a vote with respect to Proposal 4, as supplemented by this Supplement.

You may revoke or revise your proxy at any time before it is exercised by (1) delivering to us a signed proxy card with a date later than your previously delivered signed proxy card, (2) voting via the Internet while attending the virtual annual meeting, (3) granting a subsequent proxy through the Internet or telephone, (4) voting in person at the annual meeting; or (5) sending a written revocation to our corporate secretary at 313 Iron Horse Way, Providence, Rhode Island 02908. Attendance at the annual meeting in person or virtually through the Internet will not itself be deemed to revoke your proxy unless you vote in person or via the Internet while attending the virtual annual meeting. Your latest dated proxy card or telephone or Internet proxy at the time of the meeting is the one that is counted.

By Order of the Board of Directors,
Steven L. Spinner
Chair of the Board, President and Chief Executive Officer
December 5, 2017

UNITED NATURAL FOODS, INC.
SECOND AMENDED AND RESTATED
2012 EQUITY INCENTIVE PLAN

UNITED NATURAL FOODS, INC.
SECOND AMENDED AND RESTATED
2012 EQUITY INCENTIVE PLAN

Section 1. Purpose.

This plan shall be known as the “The United Natural Foods, Inc. Second Amended and Restated 2012 Equity Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the interests of United Natural Foods, Inc. (the “Company”) and its stockholders by (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its stockholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

2.1    “Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act; and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

2.2    “Award” means any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, or Other Stock-Based Award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.

2.3    “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

2.4    “Board” means the Board of Directors of the Company.

2.5    “Cause” means, unless otherwise defined in the applicable Award Agreement, (i) conviction of the Participant under applicable law of a felony or any misdemeanor involving moral turpitude; (ii) unauthorized acts intended to result in the Participant’s personal enrichment at the material expense of the Company or a Subsidiary or Affiliate; or (iii) any violation of the Participant’s duties or responsibility’s to the Company or a Subsidiary or Affiliate which constitutes willful misconduct or dereliction of duty. For purposes of this definition, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company.

2.6    “Change in Control” means, unless otherwise provided in the applicable Award Agreement, the happening of one of the following:

(a)    any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan maintained by the Company or any corporation owned, directly or indirectly, by the Company's stockholders in substantially the same proportions as their ownership of the Company's stock, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the total combined voting power of the Company's then-outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders and which the Board does not recommend such stockholders to accept;
(b)    a majority of directors, whose election or nomination for election is not approved by a majority of the members of the Incumbent Board then serving as members of the Board, are elected within any single 24-month period to serve on the Board; or
(c)    consummation of:
(i)    a merger, consolidation or reorganization involving the Company, unless:
(A)    the stockholders of the Company, immediately before the merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 75% of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization;
(B)    individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the board of directors of the surviving corporation immediately following such merger, consolidation or reorganization; and
(C)    no person (other than (I) the Company or any Subsidiary thereof, (II) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, any Subsidiary thereof, or the surviving corporation, or (III) any person who, immediately prior to such merger, consolidation or reorganization, had beneficial ownership of securities representing 25% or more of the combined voting power of the Company's then-outstanding securities) has beneficial ownership of securities immediately following such merger, consolidation or reorganization representing 25% or more of the combined voting power of the surviving corporation's then outstanding voting securities;
(ii)    a complete liquidation or dissolution of the Company; or
(iii)    an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a Subsidiary).

For purposes of the definition of Change in Control, “Incumbent Board” means those persons who either (A) have been members of the Board since the Effective Date or (B) are new directors whose election by the Board or nomination for election by the stockholders of the Company was approved by a vote of at least three-fourths of the members of the Board then in office who either were directors described in clause (A) hereof or whose election or nomination for election was previously so approved, provided that an individual whose election or nomination for election is approved as a result of either an actual or threatened election contest or proxy contest, including by reason of any agreement intended to avoid or settle any election contest or proxy contest, will be deemed not to have been so approved for purposes of this definition.

Notwithstanding the foregoing, unless otherwise provided in the applicable Award Agreement, and solely for the purpose of determining the timing of any payments pursuant to any Awards subject to Section 409A of the Code, a Change in Control shall mean a “change in the ownership of the Company,” a “change in the effective control of the Company,” or a “change in the ownership of a substantial portion of the assets of the Company” as such terms are defined in Section 1.409A-3(i)(5) of the Treasury Regulations.

2.7    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.8    “Committee” means a committee of the Board composed of not less than two Non-Employee Directors, each of whom shall be (i) a “non-employee director” for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder, (ii) an “outside director” for purposes of Section 162(m), and (iii) “independent” within the meaning of the listing standards of the Nasdaq Stock Market and the rules and regulations of the SEC.

2.9    “Consultant” means any consultant to the Company or its Subsidiaries or Affiliates.

2.10    “Covered Officer” means at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the taxable year of the Company in which the applicable Award will be paid or vested, and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the taxable year of the Company in which any applicable Award will be paid or vested.

2.11    “Director” means a member of the Board.

2.12    “Disability” means, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan. With respect to Awards subject to Section 409A of the Code, unless otherwise defined in the applicable Award Agreement, the term “Disability” shall have the meaning set forth in Section 409A of the Code.

2.13    “Early Retirement” means, unless otherwise provided in the applicable Award Agreement, retirement of a Participant with the express consent of the Committee at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate prior to age 65, in accordance with any applicable early retirement policy of the Company then in effect or as may be approved by the Committee.

2.14    “Effective Date” has the meaning provided in Section 16.1 of the Plan.

2.15    “Employee” means a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

2.16    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.17    “Fair Market Value” with respect to the Shares, means, for purposes of a grant of an Award as of any date, (i) the reported closing sales price of the Shares on the Nasdaq Stock Market, or any other such market or exchange as is the principal trading market for the Shares, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith and by the reasonable application of a reasonable valuation method (as applicable), by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

2.18    “Full Value Award Cap” has the meaning provided in Section 4.1 of the Plan.

2.19    “Good Reason” means, unless otherwise provided in an Award Agreement, (i) the assignment of duties to a Participant following a Change in Control that are materially adversely inconsistent with the Participant’s duties immediately prior to a Change in Control, and failure to rescind such assignment within thirty (30) days of receipt of notice from the Participant; (ii) a material reduction in a Participant’s title, authority or reporting status following a Change in Control as compared to such title, authority or reporting status immediately prior to a Change in Control, (iii) a relocation of the office at which the Participant is to perform the majority of his or her duties following a Change in Control to a location more than fifty (50) miles from the location at which the Participant performed such duties prior to the Change in Control; (iv) a reduction in the Participant’s base salary as in effect immediately prior to a Change in Control or the failure of the Company to pay or cause to be paid any compensation or benefits when due, and failure to restore such annual base salary or make such payments within five (5) days of receipt of notice from the Participant; or (v) the failure to include the Participant in any new employee benefit plans proposed by the Company or a material reduction in the Participant’s level of participation in any existing plans of any type; provided that a Company-wide reduction or elimination of such plans shall not constitute “Good Reason” for purposes of this Plan.

2.20    “Grant Price” means the price established at the time of grant of an SAR pursuant to Section 6 used to determine whether there is any payment due upon exercise of the SAR.

2.21    “Incentive Stock Option” means an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.22    “Non-Employee Director” means a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

2.23    “Non-Qualified Stock Option” means an option to purchase Shares from the Company that is granted under Sections 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.

2.24     “Normal Retirement” means, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from active employment with the Company or any of its Subsidiaries or Affiliates on or after such Participant’s 65th birthday.

2.25    “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

2.26    “Option Price” means the purchase price payable to purchase one Share upon the exercise of an Option.

2.27    “Other Stock-Based Award” means any Award granted under Sections 9 or 10 of the Plan. For purposes of determining the number of Awards granted hereunder in relation to the Full Value Award Cap set forth in Section 4.1 hereof, an Other Stock-Based Award that is not settled in cash shall be treated as a Restricted Share Award if the amounts payable thereunder will be determined by reference to the full value of a Share.

2.28    “Outside Director” means, with respect to the grant of an Award, a member of the Board then serving on the Committee.

2.29    “Participant” means any Employee, Director, Consultant or other person who receives an Award under the Plan.

2.30    “Performance Award” means any Award granted under Section 8 of the Plan. For purposes of determining the number of Awards granted hereunder in relation to the Full Value Award Cap set forth in Section 4.1 hereof, a Performance Award that is not settled in cash shall be treated as a Restricted Share Award if the amounts payable thereunder will be determined by reference to the full value of a Share.

2.31    “Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

2.32    “Restricted Share” means any Share granted under Sections 7 to 10 of the Plan.

2.33    “Restricted Share Unit” means any unit granted under Sections 7 to 10 of the Plan.

2.34    “Retirement” means Normal or Early Retirement.

2.35    “SEC” means the Securities and Exchange Commission or any successor thereto.

2.36    “Section 16” means Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

2.37    “Section 162(m)” means Section 162(m) of the Code and the regulations promulgated thereunder and any successor provision thereto as in effect from time to time.

2.38    “Separation from Service” or “Separates from Service” shall have the meaning ascribed to such term pursuant to Section 409A of the Code and the regulations promulgated thereunder.

2.39    “Shares” means shares of the common stock, par value $0.01 per share, of the Company, or any security into which such shares may be converted by reason of any event of the type referred to in Sections 4.2, 13.3, and 14.3.

2.40    “Share Reserve” has the meaning set forth in Section 4.1 hereof.

2.41    “Specified Employee” has the meaning ascribed to such term pursuant to Section 409A of the Code and the regulations promulgated thereunder.

2.42    “Stock Appreciation Right” or “SAR” means a stock appreciation right granted under Sections 6, 8 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value of such Share on the date of exercise over the Grant Price.

2.43    “Subsidiary” means any Person (other than the Company) of which 50% or more of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

2.44    “Substitute Awards” means Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

2.45    “Vesting Period” means the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

Section 3. Administration.

3.1Authority of Committee. The Plan shall be administered by a Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Outside Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full and final power and authority in its discretion (and in accordance with Section 409A of the Code with respect to Awards subject thereto) to: (i) designate Participants; (ii) determine eligibility for participation in the Plan and decide all questions concerning eligibility for and the amount of Awards under the Plan; (iii) determine the type or types of Awards to be granted to a Participant; (iv) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (v) determine the timing, terms, and conditions of any Award; (vi) accelerate the time at which all or any part of an Award may be settled or exercised; (vii) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (viii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (ix) grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or a Subsidiary or Affiliate; (x) grant Substitute Awards on such terms and conditions as the Committee may prescribe, subject to compliance with the Incentive Stock Option rules under Section 422 of the Code and the nonqualified deferred compensation rules under Section 409A of the Code, where applicable; (xi) make all determinations under the Plan concerning any Participant’s Separation from Service with the Company or a Subsidiary or Affiliate, including whether such separation occurs by reason of Cause, Good Reason, Disability, Retirement, or in connection with a Change in Control and whether a leave constitutes a Separation from Service; (xii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (xiii) except to the extent prohibited by Section 6.2, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (xiv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xv) adopt special guidelines and provisions for Persons who are residing in, employed in or subject to the taxes of any domestic or foreign jurisdiction to comply with applicable tax and securities laws of such domestic or foreign jurisdiction; and (xvi) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any agreement related thereto or make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan.

3.2    Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award. The Committee shall have no obligation to treat Participants or eligible Participants uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees or Directors who are eligible to receive, Awards (whether or not such Participants or eligible Employees or Directors are similarly situated). A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

3.3    Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section 16.

3.4    No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

Section 4. Shares Available for Awards.

4.1    Shares Available. Subject to the provisions of Section 4.2 below, the maximum aggregate number of Shares reserved and available for distribution under the Plan shall not exceed the sum of (i) 1,800,000 Shares, plus (ii) the number of shares available for grant under the Plan as of the end of the day that is the effective date of the amendment and restatement of this Plan (such aggregate amount, the "Share Reserve"). The number of Shares with respect to which Incentive Stock Options may be granted under this Plan shall be no more than 250,000. Subject to the application of the last sentence of this Section 4.1, the maximum number of Awards that the Company may issue from the Share Reserve as Restricted Stock Awards and Restricted Stock Unit Awards shall be 1,800,000 (the “Full Value Award Cap”). If any Award granted under this Plan (whether before or after the Effective Date of this Plan) shall expire, terminate, be settled in cash or otherwise be forfeited or canceled for any reason without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the Share Reserve, to the extent of any such forfeiture, termination, settlement, expiration or cancellation, shall be added back to the Share Reserve. The Committee may make such other determinations regarding the counting of Shares issued pursuant to this Plan as it deems necessary or advisable, provided that such determinations shall be permitted by law. Notwithstanding the foregoing, if an Option or SAR is exercised, in whole or in part, by tender of Shares, or if the Company’s tax withholding obligation for any Award (including Awards granted prior to the Effective Date) is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in this Section 4.1 shall be the number of Shares that were subject to the Award or portion thereof, and not the net number of Shares actually issued and any SARs to be settled in Shares shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of Shares issued upon the settlement of the SAR. Any Shares that again become available for grant pursuant to this Section shall be added back to the Full Value Award Cap if the original Award of such Shares was a Restricted Stock Award or Restricted Stock Unit Award (or treated as such hereunder).

4.2    Adjustments. Without limiting the Committee’s discretion as provided in Section 13 hereof, if there shall occur any change in the capital structure of the Company by reason of any extraordinary dividend or other distribution (whether in the form of cash, Shares, other securities or other property, and other than a normal cash dividend), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event having an effect similar to the foregoing, affects the Shares, then the Committee shall, in an equitable and proportionate manner as determined by the Committee (and, as applicable, in such manner as is consistent with Sections 162(m), 422 and 409A of the Code and the regulations thereunder) either: (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan, including the Full Value Award Cap; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan, provided that the number of Shares subject to any Award shall always be a whole number; (3) the grant or exercise price with respect to any Award under the Plan, and (4) the limits on the number of Shares or Awards that may be granted to Participants under the Plan in any calendar year; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award. Any such adjustments to outstanding Awards shall be effected in a manner that precludes the material enlargement or dilution of rights and benefits under such Awards.

4.3    Substitute Awards. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan to the extent that the rules and regulations of any stock exchange or other trading market on which the Shares are listed or traded provide an exemption from shareholder approval for assumption, substitution, conversion, adjustment, or replacement of outstanding awards in connection with mergers, acquisitions, or other corporate combinations.

4.4    Sources of Shares Deliverable under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

Section 5. Eligibility.

Any current or prospective Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Outside Directors shall only be eligible to receive Awards granted consistent with Section 10, provided further that the vesting and exercise of an Award to a prospective Employee, Director or Consultant are conditioned upon such individual attaining such status.

Section 6. Stock Options and Stock Appreciation Rights.

6.1    Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the Option Price or Grant Price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. The grant of an Option or SAR shall occur when the Committee by resolution, written consent or other appropriate action determines to grant such Option or SAR for a particular number of Shares to a particular Participant at a particular Option Price or Grant Price, as the case may be, or such later date as the Committee shall specify in such resolution, written consent or other appropriate action. The Committee shall have the authority to grant Incentive Stock Options and to grant Non-Qualified Stock Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. An Employee who has been granted an Option under the Plan may be granted additional Options under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in Section 422(d) of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, or if Options fail to qualify as Incentive Stock Options for any other reason, such Options shall constitute Non-Qualified Stock Options. No dividends or dividend equivalents shall be paid or accrue on any Option.

6.2    Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted and the Grant Price at the time each SAR is granted. Except in the case of Substitute Awards, the Option Price of an Option may not be less than the Fair Market Value of a Share on the date such Option is deemed to have been granted pursuant to Section 6.1, and the Grant Price of an SAR may not be less than the Fair Market Value of a Share on the date such SAR is deemed to have been granted pursuant to Section 6.1. In the case of Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4.2 hereof in the form of Options or SARs, such grants shall have an Option Price (or Grant Price) per Share that is intended to maintain the economic value of the Award that was replaced or adjusted as determined by the Committee. Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 hereof, the Committee shall not have the power to (i) lower the Option Price of an Option after it is granted, (ii) lower the Grant Price of an SAR after it is granted, (iii) cancel an Option when the Option Price exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award) and grant substitute Options with a lower Option Price than the cancelled Options, (iv) cancel an SAR when the Grant Price exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control or a Substitute Award), or (v) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, in each case without the approval of the Company’s stockholders.

6.3    Term. Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.6, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, but subject to Section 6.4(a) hereof, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.

6.4    Exercise.

(a)    Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine. The

Committee may provide, at or after the grant, that the period of time over which an Option, other than an Incentive Stock Option, or SAR may be exercised shall be automatically extended if on the scheduled expiration of such Award, the Participant’s exercise of such Award would violate applicable securities law; provided, however, that during the extended exercise period the Option or SAR may only be exercised to the extent such Award was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option or SAR first would no longer violate such laws.

(b)    The Committee may impose such conditions with respect to the exercise of Options or SARs, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable.

(c)    An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised.  Notwithstanding the foregoing, an Award Agreement may provide, or be amended to provide, that if on the last day of the term of an Option or SAR the Fair Market Value of one Share exceeds the Option Price or Grant Price, as applicable, of such Award by an amount as may be determined by the Committee, the Participant has not exercised the Option or SAR and the Option or SAR has not otherwise expired, the Option or SAR shall be deemed to have been exercised by the Participant on such day with payment of the Option Price made by withholding Shares otherwise issuable in connection with the exercise of the Option.  In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes, and any fractional Share shall be settled in cash; and in the case of an SAR, the net number of Shares that the Participant would have received had the Participant actually exercised such SAR on such date.

(d)    Payment of the Option Price shall be made in (i) cash or cash equivalents, (ii) at the discretion of the Committee, by transfer, either actually or by attestation, to the Company of unencumbered Shares previously acquired by the Participant, valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes (which taxes may be satisfied in accordance with Section 15.6 of the Plan), such transfer to be upon such terms and conditions as determined by the Committee, (iii) by a combination of (i) or (ii), or (iv) by any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, (x) a cashless (broker-assisted) exercise that complies with applicable laws or (y) withholding Shares (net-exercise) otherwise deliverable to the Participant pursuant to the Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price together with any applicable withholding taxes (which taxes may be satisfied in accordance with Section 15.6). Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares. The Company reserves, at any and all times in the Company’s sole discretion, the right to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a method set forth in subsection (iv) above, including with respect to one or more Participants specified by the Company notwithstanding that such program or procedures may be available to other Participants.

(e)    At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

6.5    Separation from Service. Except as otherwise provided in the applicable Award Agreement, an Option or SAR may be exercised only to the extent that it is then exercisable, and if at all times during the period beginning with the date of granting such Award (or if later, the date on which the Participant first became an Employee, Director or Consultant) and ending on the date of exercise of such Award the Participant is an Employee, Non-Employee Director or Consultant, and shall terminate immediately upon a Separation from Service by the Participant. Notwithstanding the foregoing provisions of this Section 6.5 to the contrary, the Committee may determine in its discretion that an Option or SAR may be exercised following any such Separation from Service, whether or not exercisable at the time of such separation; provided, however, that in no event may an Option or SAR be exercised after the expiration date of such Award specified in the applicable Award Agreement, except as provided in Section 6.4(a).

6.6    Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

Section 7. Restricted Shares and Restricted Share Units.

7.1    Grant.

(a)    Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(b)    Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. Such agreement shall set forth a period of time during which the Participant receiving such Award must remain in the continuous employment (or other service-providing capacity) of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions (including, but not limited to, performance goals based on the criteria listed in Section 11) that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards.

7.2    Delivery of Shares and Transfer Restrictions.

(a)    At the time a Restricted Share Award is granted, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the Participant receiving such Award. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the Participant receiving such Award subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Restricted Shares prior to the lapse of any transfer restrictions or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award, and confirmation and account statements sent to the Participant with respect to such book-entry Shares may bear the restrictive legend referenced in the preceding sentence. Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Share Awards evidenced in such manner. The holding of Restricted Shares by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Restricted Shares, in accordance with this Section 7.2(a), shall not affect the rights of Participants as owners of the Restricted Shares awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including the transfer restrictions.

(b)    Unless otherwise provided in the applicable Award Agreement, the Participant receiving an Award of Restricted Shares shall have all rights of a stockholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the Participant shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; (iii) dividends payable on Restricted Shares for which the forfeiture restrictions have not yet lapsed shall be held in escrow and shall not be payable to the Participant until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Restricted Shares and any dividends paid with respect to Restricted Shares for which the restricted period shall not expire or for which any other restrictive conditions shall not be fulfilled shall be forfeited by the Participant; and (iv) except as otherwise determined by the Committee at or after grant, all of the Shares shall be forfeited and all rights of the Participant to such Shares shall terminate, without further obligation on the part of the Company, unless the Participant remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met. Restricted Share Units (and any dividend equivalent rights with respect thereto) shall be subject to similar transfer (and payment) restrictions as Restricted Share Awards, except that no Shares are actually awarded to a Participant who is granted Restricted Share Units on the date of grant, and such Participant shall have no rights of a stockholder (including the right to receive dividends) with respect to such Restricted Share Units until the restrictions set forth in the applicable Award Agreement have lapsed.

7.3    Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the Restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be (or, in the case of book-entry Shares, such restrictions and restricted stock legend shall be removed from the confirmation and account statements delivered to the Participant or the Participant’s beneficiary or estate, as the case may be, in book-entry form). The Company shall have the right to repurchase Restricted Shares at their original issuance price or other stated or formula price (or to require forfeiture of such Shares if issued at no cost) in the event that conditions specified in the Award Agreement with respect to such Restricted Shares are not satisfied prior to the end of the applicable restricted period.

7.4    Payment of Restricted Share Units. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units may be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. The applicable Award Agreement shall specify whether a Participant will be entitled to receive dividend equivalent rights in respect of Restricted Share Units at the time of any payment of dividends to stockholders on Shares. If the applicable Award Agreement specifies that a Participant will be entitled to dividend equivalent rights, the amount of any such dividend equivalent right (i) shall equal the amount that would be payable to the Participant as a stockholder in respect of a number of

Shares equal to the number of vested Restricted Share Units then credited to the Participant, (ii) shall not be payable to the Participant until the fulfillment of any restrictive conditions set forth in the Award Agreement with respect to such Restricted Share Units and any dividends equivalent rights with respect to Restricted Share Units for which the restrictive conditions shall not be fulfilled shall be forfeited by the Participant, and (iii) shall otherwise be payable in accordance with Section 409A of the Code with regard to Awards subject thereto. Except as otherwise determined by the Committee at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units (and any dividend equivalents with respect thereto) shall terminate, without further obligation on the part of the Company, unless the Participant remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.

Section 8. Performance Awards.

8.1    Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Shares and Restricted Share Units), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

8.2    Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.

8.3    Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Except as otherwise determined by the Committee at or after grant, Separation from Service prior to the end of any performance period, other than for reasons of death or Disability, will result in the forfeiture of the Performance Award, and no payments will be made. Notwithstanding the foregoing, the Committee may in its discretion, waive any performance goals and/or other terms and conditions relating to a Performance Award. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.

Section 9. Other Stock-Based Awards.

The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 and 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

Section 10. Non-Employee Director and Outside Director Awards.

10.1    Non-Employee Director Awards. The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including, subject to Section 15.17, unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

10.2    Outside Director Awards. The Board may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7 and 9 above. With respect to such Awards, all references in the Plan to the Committee shall be deemed to be references to the Board.

10.3     Equity Limits to Directors. Notwithstanding anything in the Plan to the contrary, the maximum number of Shares subject to Awards granted during any 12-month period to any Non-Employee Director shall not exceed $400,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividends or dividend equivalents paid in accordance with the Plan on certain Awards) (the "Director Limit").  The Board may not, without the approval of the stockholders, increase the Director Limit.

Section 11. Provisions Applicable to Covered Officers and Performance Awards.

11.1    Performance-based Compensation. Notwithstanding anything in the Plan to the contrary, unless the Committee determines that a Performance Award to be granted to a Covered Officer should not qualify as “performance-based compensation” for purposes of Section 162(m), Performance Awards granted to Covered Officers shall be subject to the terms and provisions of this Section 11.

11.2    Performance-based Compensation. The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 11, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit, business segment or division financial performance measures:

(a)    earnings before any one or more of the following: interest, taxes, depreciation, amortization and/or stock compensation;

(b)    net sales;

(c)    operating (or gross) income or profit;

(d)    pretax income before allocation of corporate overhead and/or bonus;

(e)    operating efficiencies;

(f)    operating income as a percentage of net sales;

(g)    return on equity, assets, capital, capital employed or investment;

(h)    after tax operating income;

(i)    net income;

(j)    earnings or book value per Share;

(k)    financial ratios;

(l)    cash flow(s);

(m)    total sales or revenues or sales or revenues per employee;

(n)    capital expenditures as a percentage of net sales;

(o)    total operating expenses, or some component or combination of components of total operating expenses, as a percentage of net sales;

(p)    stock price or total stockholder return, including any comparisons with stock market indices;

(q)    appreciation in or maintenance of the price of the common stock or any publicly-traded securities of the Company;

(r)    dividends;

(s)    debt or cost reduction;

(t)    comparisons with performance metrics of peer companies;

(u)    comparisons of Company stock price performance to the stock price performance of peer companies;

(v)    strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, meeting or reducing budgeted expenditures, attaining division, group or corporate financial goals, meeting business expansion goals (including, without limitation, developmental, strategic or manufacturing milestones of products or projects in development, execution of contracts with current or prospective customers and development of business expansion strategies) and meeting goals relating to acquisitions, joint ventures or collaborations or divestitures;

(w)    economic value-added models; or

(x)    any combination thereof.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or Shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 11.2 to exclude any of the following events that occurs during a performance period: (i) asset impairments or write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) any items that are unusual in nature or infrequently occurring (within the meaning of applicable accounting standards) and/or described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) the effect of adverse federal, governmental or regulatory action, or delays in federal, governmental or regulatory action or (vii) any other event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; provided that the Committee commits to make any such adjustments within the 90 day period set forth in Section 11.4.

11.3    Award Limits. With respect to any Covered Officer: (a) the maximum number of Shares in respect of which all Performance Awards may be granted in any fiscal year under Section 8 is 125,000; (b) the maximum amount of all Performance Awards that are settled in cash and that may be granted in any fiscal year under Section 8 is $2,500,000; and (c) the maximum number of all Shares in respect of which Options or SARs (taken together) may be granted in any fiscal year under the Plan is 150,000. The individual Covered Officer limitations set forth in this Section 11.3 shall be cumulative; that is, to the extent that Shares or cash for which Awards are permitted to be granted to a Participant during a fiscal year are not covered by an Award to such Participant in that fiscal year (such shortfall, the “Shortfall Amount”), the number of Shares (or amount of cash, as the case may be) available for Awards to such Participant shall automatically increase in the subsequent fiscal years during the term of the Plan until the earlier of the time the Shortfall Amount has been granted to the Participant, or the end of the third fiscal year following the year to which such Shortfall Amount relates (determined on a “first-in-first-out” basis).

11.4    Establishment of Performance Criteria. In the case of grants of Performance Awards with respect to which compliance with Section 162(m) is intended, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing (which may be set forth in the minutes of the Committee) whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.

11.5    Conformance with Section 162(m). Unless otherwise expressly stated in the relevant Award Agreement, each Performance Award granted to a Covered Officer under the Plan is intended to be performance-based compensation within the meaning of Section 162(m). Accordingly, unless otherwise determined by the Committee, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable to a Covered Officer in connection with any such Award upon the attainment of the performance criteria established by the Committee.

Section 12. Separation from Service.

12.1    Impact on Awards. The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a Separation from Service with the Company, its Subsidiaries and Affiliates, including a separation from the Company with or without Cause, by a Participant voluntarily, including for Good Reason, or by reason of death, Disability, Early Retirement or Normal Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

12.2    Forfeiture of Awards. Unless otherwise provided in this Plan, an Award Agreement, or by a contractual agreement between the Company or a Subsidiary and a Participant, if a Participant’s employment with or service to the Company or a Subsidiary terminates before the restrictions imposed on the Award lapse, the performance goals have been satisfied or the Award otherwise vests, such Award shall be forfeited.

Section 13. Change in Control.

13.1    Certain Terminations. Unless otherwise provided by the Committee, or in an Award Agreement or by a contractual agreement between the Company or a Subsidiary and a Participant, if, within twelve months after the Company obtains actual knowledge that a Change in Control has occurred, a Participant’s employment with or service to the Company or a Subsidiary or Affiliate (or any of their successors) is terminated for any reason, all outstanding Awards of such Participant shall vest, become immediately exercisable and payable and have all restrictions lifted.

13.2    Accelerated Vesting. The Committee may (in accordance with Section 409A, to the extent applicable), in its discretion, provide in any Award Agreement, or, in the event of a Change in Control, may take such actions as it deems appropriate to provide, for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of each or any outstanding Award or portion thereof and Shares acquired pursuant thereto upon such conditions (if any), including termination of the Participant’s service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine. In the event of a Change of Control, and without the consent of any Participant, the Committee may, in its discretion, provide that for a period of at least fifteen (15) days prior to the Change in Control, any Options or Stock Appreciation Rights shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change in Control, such Stock Options or Stock Appreciation Rights shall terminate and be of no further force and effect.

13.3    Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the "Acquiror"), may (in accordance with Section 409A, to the extent applicable), without the consent of any Participant, either assume or continue the Company’s rights and obligations under each or any Award or portion thereof outstanding immediately prior to the Change in Control or substitute for each or any such outstanding Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable; provided, that in the event of such an assumption, the Acquiror must grant the rights set forth in Section 13.1 to the Participant in respect of such assumed Awards. For purposes of this Section, if so determined by the Committee, in its discretion, an Award denominated in Shares shall be deemed assumed if, following the Change in Control, the Award (as adjusted, if applicable, pursuant to Section 4.2 hereof) confers the right to receive, subject to the terms and conditions of the Plan and the applicable Award Agreement, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each Share subject to the Award, to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Shares pursuant to the Change in Control.

13.4    Cash-Out of Awards. The Committee may (in accordance with Section 409A, to the extent applicable), in its discretion at or after grant and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised or settled shall be canceled in exchange for a payment with respect to each vested Share including pursuant to Section 13.2 subject to such Award in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per Share in the Change in Control, reduced by the exercise or purchase price per share, if any, under such Award (which payment may, for the avoidance of doubt, be $0, in the event the per share exercise or purchase price of an Award is greater than the per share consideration in connection with the Change in Control). In the event such determination is made by the Committee, the amount of such payment (reduced by applicable withholding taxes, if any), if any, shall be paid to Participants in respect of the vested portions of their canceled Awards as soon as practicable following the date of the Change in Control and may be paid in respect of the unvested portions of their canceled Awards in accordance with the vesting schedules applicable to such Awards.

13.5    Performance Awards. The Committee may (in accordance with Section 409A, to the extent applicable), in its discretion at or after grant, provide that in the event of a Change in Control, (i) any outstanding Performance Awards relating to performance periods ending prior to the Change in Control which have been earned but not paid shall become immediately payable, (ii) all then-in-progress performance periods for Performance Awards that are outstanding shall end, and either (A) any or all Participants shall be deemed to have earned an award equal to the relevant target award opportunity for the performance period in question, or (B) at the Committee’s discretion, the Committee shall determine the extent to which performance criteria have been met with respect to each such Performance Award, if at all, and (iii) the Company shall cause to be paid to each Participant such partial or full Performance Awards, in cash, Shares or other property as determined by the Committee, within thirty (30) days of such Change in Control, based on the Change in Control consideration, which amount may be zero if applicable. In the absence of such a determination, any Performance Awards relating to performance periods that will not have ended as of the date of a Change in Control shall be terminated and canceled for no further consideration.

Section 14. Amendment and Termination.

14.1    Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

14.2    Amendments to Awards. Subject to the restrictions of Section 6.2, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively in time (and in accordance with Section 409A of the Code with regard to Awards subject thereto); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

14.3    Adjustments of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (and shall make such adjustments for the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles.

14.4    Foreign Employees. In order to facilitate the making of any Award or combination of Awards under the Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose, and the Corporate Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as the Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of the Plan as then in effect unless the Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

Section 15. General Provisions.

15.1    Limited Transferability of Awards. Except as otherwise provided in the Plan, an Award Agreement or by the Committee at or after grant, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer. No transfer of an Award for value shall be permitted under the Plan.

15.2    Dividend Equivalents. In the sole and complete discretion of the Committee, but subject to any conditions set forth in this Plan, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, or be reinvested into additional Shares. In the case of dividends or dividend equivalents credited in connection with Performance Awards, such amounts shall be subject to the same restrictions as apply to dividends or dividend equivalents payable with respect to the applicable Performance Award type (such as Restricted Shares or Restricted Share Units). The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards. Notwithstanding the foregoing, with respect to an Award subject to Section 409A of the Code, the payment, deferral or crediting of any dividends or dividend equivalents shall conform to the requirements of Section 409A of the Code and such requirements shall be specified in writing.

15.3.     Compliance with Section 409A of the Code. No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code. In addition, if a Participant is a Specified Employee at the time of his or her Separation from Service, any payments with respect to any Award subject to Section 409A of the Code to which the Participant would otherwise be entitled by reason of such Separation from Service shall be made on the date that is six months after the Participant’s Separation from Service (or, if earlier, the date of the Participant’s death). Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest, or penalties that Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

15.4    No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

15.5    Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.6    Tax Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award. Without limiting the generality of the foregoing, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Award (provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy required federal, state local and foreign withholding obligations using the maximum statutory withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income) and/or (b) tendering to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time, if any, as may be required to avoid the Company’s or the Affiliates’ or Subsidiaries’ incurring an adverse accounting charge, based, in each case, on the Fair Market Value of the Shares on the payment date as determined by the Committee. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

15.7    Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered (including, but not limited to, through an online equity incentive plan management portal) to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

15.8    Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Stock-Based Awards or other types of Awards provided for hereunder. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Subsidiary unless provided otherwise in such other plan.

15.9    No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

15.10    No Rights as Stockholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares.

15.11    Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.

15.12    Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

15.13    Other Laws. The Company will not be obligated to issue, deliver or transfer any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered pursuant to the Plan until: (a) all conditions of the applicable Award Agreement have been met or removed to the satisfaction of the Committee; (b) all other legal matters, including receipt of consent or approval of any regulatory body and compliance with any state or federal securities or other law, in connection with the issuance and delivery of such Shares have been satisfied; (c) the Participant or holder or beneficiary of the Shares or Award has executed and delivered to the Company such representations or agreements as the Committee may consider appropriate to satisfy the requirements of any state or federal securities or other law; and (d) such issuance would not entitle the Company to recover amounts under Section 16(b) of the Exchange Act from such Participant or holder or beneficiary of the Shares or Award. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel necessary to the lawful issuance of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue the Shares as to which such requisite authority shall not have been obtained.

15.14    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

15.15    No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

15.16    Clawback. Each Award granted to a Participant under the Plan shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company as in effect from time to time, including any such policy that may be adopted or amended to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the SEC or the Nasdaq Stock Market.

15.17    Minimum Vesting Requirements. Except for Substitute Awards, as determined by the Committee following the grant of an Award in connection with the death, disability or retirement of the Participant, or in the event of a Change in Control, Awards granted hereunder shall have a Vesting Period of not less than one (1) year from the date of grant; provided, that the Committee has the discretion to waive this requirement with respect to an Award at the time of granting such Award so long as the total number of Shares that are issued under this Plan pursuant to Awards having an originally stated Vesting Period of less than one year from the date of grant (or, in the case of vesting of Performance Awards or other Awards the vesting of which is subject to the achievement of performance-based objectives, over a period of less than one year measured from the commencement of the period over which performance is evaluated) shall not exceed 5% of the Share Reserve.

15.18    Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 16. Term of The Plan.

16.1    Effective Date. The Plan shall be effective, and will amend and restate the previously effective plan, upon the date that it is adopted by the Board (the “Effective Date”), subject to the approval of the Plan by the Company’s stockholders at a meeting duly held in accordance with applicable law within twelve (12) months following the Effective Date. Upon such approval of the Plan, all Awards granted under the Plan on or after the Effective Date shall be fully effective as if such approval had occurred on the Effective Date. If the Plan is not approved as set forth in this section, any Awards granted under the Plan following the Effective Date shall be null and void and of no effect.

16.2    Expiration Date. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Effective Date.